Exhibit 99.1

Broadwind Energy Announces Fourth-Quarter and

Full-Year 2015 Results

Highlights:

•      Revenue of $199 million for full-year 2015, down 12% from full-year 2014 due to operational challenges in Towers business and weaker demand from oil & gas customers

•      Cash assets totaled $13 million at 2015 year-end; $2 million of term debt repaid

•      Inventory totaled $24 million at 2015 year-end, down $10 million from end of Q3 2015

•      Net loss from continuing operations of $10.7 million, or $.73 per share, in Q4 2015

•      Completed sale of majority of unprofitable Services segment assets

Cicero, Ill., February 26, 2016 — Broadwind Energy, Inc. (NASDAQ: BWEN) reported sales of $37.6 million in Q4 2015, down 24% compared to $49.2 million in Q4 2014 due mainly to lower tower production resulting from production challenges in the Abilene tower facility, and reduced demand for gearing.

The Company reported a net loss from continuing operations of $10.7 million, or $.73 per share, in Q4 2015, compared to $4.1 million, or $.28 per share, in Q4 2014. The $.45 per share increase in net loss was due primarily to significantly lower Towers and Weldments segment results due to production challenges associated with a challenging contract in the Abilene tower facility as previously announced.

The Company reported a net loss from discontinued operations of $.1 million, or $.00 per share, in Q4 2015, compared to $1.1 million or $.08 per share, in Q4 2014. In Q4 2015, the Company sold the majority of the Services segment assets.

The Company reported a non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring costs) loss of $8.1 million in Q4 2015 compared to a loss of $1.1 million in Q4 2014 (see attached reconciliation of non-GAAP financial measure). The $7.0 million increased loss was mainly attributable to losses associated with the production challenges in the Abilene tower facility during Q4 2015.

For the full-year 2015, the Company reported sales of $199.2 million, compared to $225.8 million for the full-year 2014. The 12% reduction was due primarily to production challenges in the Towers and Weldments segment and a shortfall in the Gearing segment as a result of weaker demand from oil & gas and mining customers in 2015.

Net loss from continuing operations for the full-year 2015 totaled $12.2 million or $.83 per share, compared to $1.8 million or $.12 per share for the full-year 2014.

The Company reported a full-year 2015 non-GAAP adjusted EBITDA loss of $.4 million compared to non-GAAP adjusted EBITDA of $11.9 million for the full-year 2014.

Broadwind Interim CEO Stephanie Kushner stated, “2015 was a challenging year for Broadwind. Our Towers and Weldments segment experienced production challenges and supply chain issues and our Gearing segment suffered from weak demand due to the downturn in the oil & gas and mining markets. Despite these significant challenges, in the fourth quarter we sold the unprofitable Services business, significantly reduced our working capital, paid down debt and built up our cash balance. Our Abilene tower production returned to plant-design levels in the current quarter. In Gearing we applied strict cost control practices and were able to reduce the annual operating loss by $1 million despite 30% less revenue in this segment. In addition, we reduced our annual corporate expenses by $2 million.”

Ms. Kushner continued, “In 2016, we will continue our focus on improving production and tightly managing costs across the Company. As we look to Q1, we expect $45-47 million in revenue and an improvement to a $1.5-$2.0 million operating loss with a return to positive EBITDA generation.”

Orders and Backlog

The Company booked $4.9 million of net new orders in Q4 2015, down significantly from $27.9 million booked in Q4 2014 due primarily to the timing of large tower orders. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $2.8 million in Q4 2015, down from $21.1 million in Q4 2014. Gearing orders totaled $2.1 million in Q4 2015, down from $6.9 million in Q4 2014 mainly due to weaker demand from oil & gas and mining customers.

Orders for the full-year 2015 totaled $94.0 million, down from $120.5 million or 22% compared to the full-year 2014. Towers and Weldments orders, which vary considerably from quarter to quarter, totaled $69.1 million in 2015, down from $77.6 million in 2014 due to a reduction in steel pricing passed through to customers and lower weldments orders in 2015. Gearing orders totaled $24.9 million in 2015, down from $42.9 million in 2014 due to weaker demand from oil & gas and mining customers.

At December 31, 2015, total backlog was $93.9 million, representing about six months of projected 2016 shipments. This is down significantly from backlog of $201.4 million at December 31, 2014, as a portion of 2016 tower volume is not yet booked.

Segment Results

Towers and Weldments

Broadwind Energy produces fabrications for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $31.9 million in Q4 2015, compared to $38.6 million in Q4 2014. The 17% decrease was due primarily to production challenges at the Abilene facility associated with a difficult contract. The segment experienced an operating loss of $5.8 million in the quarter (the first quarterly operating loss since Q4 2012) compared to operating income of $.5 million in Q4 2014. The poor results were attributable to low production in the Company’s Abilene tower facility and losses related to labor overruns and increased logistics and contractor fees associated with a challenging contract from a long-term customer. Non-GAAP adjusted EBITDA loss totaled $4.2 million, compared to non-GAAP adjusted EBTIDA of $1.6 million in Q4 2014, as a result of the factors described above.

Towers and Weldments segment sales for the full-year 2015 totaled $170.9 million, compared to $184.9 million in 2014. The 8% reduction was primarily due to lower steel prices, which are generally passed through to customers, the absence of a greater mix of larger, more-complex towers in 2015, and $3.4 million of lower weldments revenue compared to 2014. Operating income for 2015 totaled $4.7 million, down significantly from $18.1 million in 2014. The $12.8 million decrease was primarily due to the production inefficiencies associated with an unprofitable tower contract in the Company’s Abilene facility, as described above. Non-GAAP adjusted EBITDA for 2015 totaled $9.5 million, compared to $22.3 million in 2014, as a result of the factors described above.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearboxes for oil and gas, mining, steel and wind applications.

Gearing segment sales totaled $5.8 million in Q4 2015, compared to $10.7 million in Q4 2014. The reduction was due to lower production volumes associated with weaker demand from oil & gas and mining customers. Gearing segment operating loss was $2.9 million in Q4 2015, compared to $2.4 million in Q4 2014. The increased loss was due to lower volumes, offset by strong cost control efforts in response to sharply lower revenues as well as the absence of restructuring costs in Q4 2015. Non-GAAP adjusted EBITDA loss for Q4 2015 was $1.5 million, compared to $.7 million in Q4 2014, as a result of the factors described above.

Gearing segment sales for the full-year 2015 totaled $29.6 million, compared to $42.3 million in 2014. The 30% decrease was attributable to weaker demand from oil & gas and mining customers, partially offset by increased sales to wind energy customers. Gearing segment operating loss for the full-year 2015 was $8.2 million, compared to $9.4 million in 2014. The $1.2 million improvement was due to successful cost management in response to sharply lower revenues, lower depreciation and the benefits of completing the consolidation investment. This was partially offset by $.9 million of additional environmental remediation expenses incurred earlier in 2015 associated with a closed plant which is being readied for sale, and the impact of the lower sales volume. Non-GAAP adjusted EBITDA loss was $2.1 million in 2015, compared to $1.0 million in 2014. The increased loss was due to the impact of lower sales volume and the $.9 million environmental remediation expense, partially offset by the impact of successful cost management.

Corporate

Corporate and other expenses totaled $2.3 million for Q4 2015, essentially unchanged as compared to Q4 2014.

For the full-year 2015, Corporate and other expenses totaled $8.4 million, compared to $10.1 million in 2014. The 17% decrease was primarily due to the absence of a $1.6 million regulatory settlement charge in 2015, lower incentive compensation and strong cost management, partially offset by a $1.2 million cost related to the separation of the Company’s former CEO.

Cash and Liquidity

During Q4 2015, operating working capital (accounts receivable and inventory, net of accounts payable and customer deposits) decreased sharply by $16.8 million to $10.2 million or 7% of Q4 2015 annualized sales, mainly due to a $9.9 million decrease in inventory and a $7.3 million decrease in receivables during Q4 2015. The reduction in receivables reflects shorter payment terms for the mix of towers produced.

Full-year 2015 capital expenditures totaled $2.8 million, down from $6.3 million in 2014.

Cash assets (cash and short-term investments) totaled $12.7 million at December 31, 2015, compared to $4.8 million at September 30, 2015. The Company paid down $2 million of term debt during Q4 2015 and its credit line was undrawn at December 31, 2015. The Company was not in compliance with the adjusted EBITDA covenant under its loan agreement with AloStar Bank of Commerce as of December 31, 2015.  On February 23, 2016, the Company and AloStar executed a ninth amendment to the loan agreement waiving compliance with this covenant and amending the covenant going forward.  In connection therewith, the Company’s credit facility was reduced from $15 million to $10 million, with a liquidity requirement of $3.5 million.  The amendment also extended the credit facility until February 28, 2017.

At year-end, debt and capital lease obligations totaled $5.8 million, down from $8.1 million at September 30, 2015.

About Broadwind Energy, Inc.

Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications, to wind towers and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the central U.S., Broadwind Energy’s talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

Forward-Looking Statements

This release contains “forward-looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Our forward-looking statements may include or relate to the following: (i) our expectations relating to state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (ii) our expectations with respect to our customer relationships and efforts to diversify our customer base and sector focus and leverage customer relationships across business units; (iii) our plans to continue to grow our business organically; (iv) our beliefs with respect to the sufficiency of our liquidity and our plans to evaluate alternate sources of funding if necessary; (v) our plans and assumptions, including estimated costs and saving opportunities, regarding our restructuring efforts; (vi) our ability to realize revenue from customer orders and backlog; (vii) our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (viii) our beliefs and expectations relating to the economy and the potential impact it may have on our business, including our customers; (ix) our beliefs regarding the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (x) our beliefs and expectations relating to the effects of market disruptions and regular market volatility, including the fluctuations in the price of oil, gas and other commodities; and (xi)

the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of the forward-looking statements after the date of this release to conform such statements to actual results. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	As of December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,436	$12,057
Short-term investments	6,179	8,024
Restricted cash	83	83
Accounts receivable, net	9,784	17,043
Inventories, net	24,219	31,144
Prepaid expenses and other current assets	1,530	1,587
Current assets held for sale	4,403	7,805
Total current assets	52,634	77,743
LONG-TERM ASSETS:
Property and equipment, net	51,906	58,529
Intangible assets, net	5,016	5,459
Other assets	351	413
Long-term assets held for sale	—	4,473
TOTAL ASSETS	$109,907	$146,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$2,799	$118
Current portions of capital lease obligations	447	767
Accounts payable	13,822	17,547
Accrued liabilities	8,134	9,260
Customer deposits	9,940	22,397
Current liabilities held for sale	1,613	1,579
Total current liabilities	36,755	51,668

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,600	2,646
Long-term capital lease obligations, net of current portions	—	426
Other	3,060	3,467
Long-term liabilities held for sale	—	30
Total long-term liabilities	5,660	6,569

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,012,789 and 14,844,307 shares issued as of December 31, 2015 and 2014, respectively	15	15
Treasury stock, at cost, 273,937 shares and 0 shares at December 31, 2015 and 2014, respectively	(1,842)	(1,842)
Additional paid-in capital	378,104	377,185
Accumulated deficit	(308,785)	(286,978)
Total stockholders’ equity	67,492	88,380
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,907	$146,617

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended December 31,		For the Years Ended December 31,
	2015	2014	2015	2014

Revenues	$37,573	$49,193	$199,156	$225,829
Cost of sales	43,781	48,370	191,289	204,852
Restructuring	—	329	—	1,281
Gross profit	(6,208)	494	7,867	19,696

OPERATING EXPENSES:
Selling, general and administrative	4,519	4,508	18,271	18,931
Intangible amortization	111	111	444	444
Regulatory settlement	—	—	—	1,566
Restructuring	186	11	1,060	233
Total operating expenses	4,816	4,630	19,775	21,174
Operating loss	(11,024)	(4,136)	(11,908)	(1,478)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(188)	(189)	(799)	(656)
Other, net	461	83	425	73
Gain on sale of assets and restructuring	—	(84)	—	36
Total other expense, net	273	(190)	(374)	(547)

Net (loss) before (benefit) for income taxes	(10,751)	(4,326)	(12,282)	(2,025)
(Benefit) for income taxes	(25)	(271)	(36)	(232)
(LOSS) FROM CONTINUING OPERATIONS	(10,726)	(4,055)	(12,246)	(1,793)
(LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX (INCLUDING IMPAIRMENT OF $1,500 RECORDED IN THE YEAR ENDED DECEMBER 31, 2015)	(66)	(1,117)	(9,561)	(4,375)
NET LOSS	$(10,792)	$(5,172)	$(21,807)	$(6,168)

NET (LOSS) PER COMMON SHARE - BASIC AND DILUTED:
(Loss) from continuing operations	$(0.73)	$(0.28)	$(0.83)	$(0.12)
(Loss) from discontinued operations	(0.00)	(0.08)	(0.65)	(0.30)
Net loss	$(0.73)	$(0.35)	$(1.48)	$(0.42)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	14,738	14,677	14,677	14,715

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Twelve Months Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,807)	$(6,168)
Loss from discontinued operations	(9,561)	(4,375)
Loss from continuing operations	(12,246)	(1,793)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	9,179	10,944
Impairment charges	183	84
Stock-based compensation	919	888
Allowance for doubtful accounts	35	65
Common stock issued under defined contribution 401(k) plan	—	163
Gain on disposal of assets	(98)	(157)
Changes in operating assets and liabilities:
Accounts receivable	7,223	498
Inventories	6,925	1,599
Prepaid expenses and other current assets	(25)	2,091
Accounts payable	(3,625)	(8,872)
Accrued liabilities	(1,126)	1,330
Customer deposits	(12,457)	(253)
Other non-current assets and liabilities	(399)	(472)
Net cash (used in) provided by operating activities of continued operations	(5,512)	6,115

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available for sale securities	(8,062)	(15,088)
Sales of available for sale securities	5,082	1,101
Maturities of available for sale securities	4,825	7,106
Purchases of property and equipment	(2,789)	(6,297)
Proceeds from disposals of property and equipment	1,156	1,009
Net cash provided by (used in) by investing activities of continued operations	212	(12,169)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of stock	—	9
Net proceeds used in repurchasing of common stock	—	(1,842)
Payments on lines of credit and notes payable	(118,212)	(15,850)
Proceeds from lines of credit and notes payable	118,212	15,850
Proceeds from long-term debt	5,000	—
Payments on long-term debt	(2,201)	—
Principal payments on capital leases	(747)	(934)
Net cash provided by (used in) financing activities of continued operations	2,052	(2,767)

DISCONTINUED OPERATIONS:
Operating cash flows	(5,327)	(3,613)
Investing cash flows	2,864	(151)
Financing cash flows	(3)	(201)
Net cash used in discontinued operations	(2,466)	(3,965)

Add: Cash balance of discontinued operations, beginning of period	93	185
Less: Cash balance of discontinued operations, end of period	—	93

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,621)	(12,694)
CASH AND CASH EQUIVALENTS, beginning of the period	12,057	24,751
CASH AND CASH EQUIVALENTS, end of the period	$6,436	$12,057

Supplemental cash flow information:
Interest paid	$652	$601
Income taxes paid	$48	$62
Non-cash investing and financing activities:
Issuance of restricted stock grants	$919	$888
Common stock issued under defined contibution 401(k) plan	$—	$163

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
ORDERS:
Towers and Weldments	$2,816	$21,051	$69,146	$77,570
Gearing	2,088	6,858	24,881	42,910
Total orders	$4,904	$27,909	$94,027	$120,480

REVENUES:
Towers and Weldments	$31,916	$38,620	$170,919	$184,904
Gearing	5,830	10,720	29,588	42,253
Corporate and Other	(173)	(148)	(1,351)	(1,328)
Total revenues	$37,573	$49,192	$199,156	$225,829

OPERATING (LOSS) PROFIT:
Towers and Weldments	$(5,823)	$542	$4,702	$18,065
Gearing	(2,855)	(2,364)	(8,235)	(9,423)
Corporate and Other	(2,347)	(2,315)	(8,375)	(10,120)
Total operating (loss) profit	$(11,025)	$(4,137)	$(11,908)	$(1,478)

Non-GAAP Financial Measure

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that providing this non-GAAP financial measure to its investors is useful because it allows investors to evaluate the Company’s performance using the same methodology and information as Company management. The Company’s definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

BROADWIND ENERGY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

(UNAUDITED)

Consolidated

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Operating (Loss)	$(11,024)	$(4,137)	$(11,908)	$(1,478)
Depreciation and Amortization	2,319	2,300	9,179	10,944
Share-based Compensation and Other Stock Payments	(4)	355	893	852
Other Income	461	83	425	73
Restructuring Expense	186	340	1,060	1,514
Adjusted EBITDA (Non-GAAP)	$(8,062)	$(1,059)	$(351)	$11,905

Towers and Weldments Segment

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Operating (Loss) Profit	$(5,823)	$542	$4,702	$18,065
Depreciation	992	941	3,954	3,993
Share-based Compensation and Other Stock Payments	6	54	111	99
Other Income	445	84	560	71
Restructuring Expense	186	7	186	47
Adjusted EBITDA (Non-GAAP)	$(4,194)	$1,628	$9,513	$22,275

Gearing Segment

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Operating Loss	$(2,855)	$(2,364)	(8,235)	(9,423)
Depreciation	1,164	1,193	4,588	6,372
Amortization	111	111	444	444
Share-based Compensation and Other Stock Payments	45	62	228	191
Other Income	16	—	18	3
Restructuring Expense	—	333	874	1,466
Adjusted EBITDA (Non-GAAP)	$(1,519)	$(665)	$(2,083)	$(947)

Corporate and Other

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Operating Loss	$(2,347)	$(2,315)	(8,375)	(10,120)
Depreciation	52	55	194	135
Share-based Compensation and Other Stock Payments	(55)	238	553	562
Other (Expense)	—	—	(153)	—
Adjusted EBITDA (Non-GAAP)	$(2,350)	$(2,022)	$(7,781)	$(9,423)